Consent of Independent Auditors


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                   Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-30776) pertaining to the Cullen/Frost Bankers, Inc. 1983 Nonqualified Stock Option Plan, the Registration Statement (Form S-8 No. 33-30777) pertaining to the Cullen/Frost Bankers, Inc. 1988 Nonqualified Stock Option Plan, the Registration Statement (Form S-8 No. 33-37500) per-taining to the 401(k) Stock Purchase Plan for Employees of Cullen/Frost Bankers, Inc. and Its Affiliates, the Registration Statement (Form S-8 No. 33-39478) pertaining to the 1991 Thrift Incentive Stock Purchase Plan for Employees of Cullen/Frost Bankers, Inc., the Registration Statement (Form S-8 No. 33-53492) pertaining to the Cullen/Frost Bankers, Inc. Restricted Stock Plan, and the Registration Statement (Form S-8 No. 33-53622) pertain-ing to the Cullen/Frost Bankers, Inc. 1992 Stock Plan, of our report dated June 10, 1994 with respect to the financial statements of the 401(k) Stock Purchase Plan for the Employees of Cullen/Frost Bankers, Inc. and Its Affil-iates included in this Annual Report (Form 11-K) for the year ended December 31, 1993.


                                                       /s/Ernst & Young
                                                       ----------------
                                                       ERNST & YOUNG



San Antonio, Texas
June 28, 1994